Exhibit 99.1

        SOMANETICS CORPORATION TO RELEASE THIRD QUARTER FINANCIAL RESULTS
                      AND HOST CONFERENCE CALL SEPTEMBER 21

    TROY, Mich., Sept. 6 /PRNewswire-FirstCall/ -- Somanetics Corporation (Nasdaq: SMTS) will provide a live audio webcast of its 2005 third quarter financial results conference call at 11:00 a.m. (ET) Wednesday, September 21, 2005. Somanetics will release its financial results for the quarter before the opening of the market that morning.

    During the webcast, Bruce Barrett, Somanetics' president and chief executive officer, and Bill Iacona, vice president, finance, will review corporate highlights and summarize Somanetics' third quarter financial results.

    "We expect to report another very solid quarter of financial results, with details to be provided in our news release on September 21," Mr. Barrett said.

    To listen to the webcast, visit the Investor Center page of Somanetics' website at http://www.somanetics.com at least 15 minutes prior to the event's broadcast and click on the "2005 Third Quarter Conference Call" link. Interested parties unable to listen to the live call may access the archived version of the call on the Investor Center page of Somanetics' website for one year after the call. Windows Media Player is required for access to the webcast, and is available for downloading free of charge on the webcast page.

    About Somanetics
    Somanetics develops and markets the INVOS(R) Cerebral Oximeter, which occupies a unique position in U.S. hospitals as the only commercially available monitoring system that noninvasively and continuously monitors changes in a patient's regional brain blood oxygen saturation. Use of the INVOS Cerebral Oximeter helps medical professionals, such as surgeons, anesthesiologists, perfusionists and the critical care team, identify regional brain blood oxygen imbalances and take corrective action. Such action can prevent or reduce neurological injuries related to adverse events during surgery or in the critical care unit and reduce the associated cost of care. The device is used in situations where there is a high risk of brain oxygen imbalances, such as adult and pediatric cardiac surgeries, other major surgeries involving elderly patients and some intensive care unit applications. Somanetics also markets the CorRestore(R) System, a cardiac implant used in cardiac repair and reconstruction, including an operation called Surgical Ventricular Restoration, or SVR, a surgical treatment for patients with certain types of severe congestive heart failure. Somanetics' web site is http://www.somanetics.com .